Exhibit 3(x)
Certificate of Amendment to the Articles of Incorporation of National Beauty
Corp.
          FILED # C6243-87
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DEAN HELLER
Secretary of State          JUL 20 2001

      202 North Carson Street     CERTIFICATE OF     IN THE OFFICE OF
      Carson City, Nevada  89701-4201     AMENDMENT     Dean Heller
      (775) 684-5708     (Pursuant to NRS 78.385 and 78.390)     DEAN HELLER,
                               SECRETARY OF STATE

            Important:  Read attached instructions before completing

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1.     Name of corporation:  NATIONAL BEAUTY CORP.

2. The articles have been amended as follows (provide article numbers, if available):

200-1 REVERSE STOCK SPLIT, WITH NO FRACTIONARY SHARES
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION AFTER THE CHANGE ADOPTED HEREBY IS 100,000,000.
THE CHANGE SHALL BE EFFECTIVE ON JULY 30, 2001
APPROVAL OF A MAJORITY OF THE STOCKHOLDERS ISSUED SHARES HAVE BEEN OBTAINED.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 66%*

4.     Signatures (Required):

/s/ Edward Anthony Roth                    /s/ Alisha Roth
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President or Vice President                    Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.